Exhibit 99.1

IDT Corporation Reports Fourth Quarter and Fiscal Year 2024 Results

4Q24 YoY revenue growth rates: NRS* +42%; BOSS Money +41%; net2phone* +15%

4Q24 income from operations +68% YoY to $20.1 million; Adjusted EBITDA** +40% to a record $25.2 million

4Q24 GAAP EPS increased YoY to $1.45 from $0.31; Non-GAAP EPS increased to $0.57 from $0.36

NEWARK, NJ — October 8, 2024: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications solutions, today reported results for the fourth quarter and full fiscal year 2024, the three and twelve months ended July 31, 2024.

FOURTH QUARTER HIGHLIGHTS

(Throughout this release, unless otherwise noted, results for the fourth quarter of fiscal year 2024 (4Q24) are compared to the fourth quarter of fiscal year 2023 (4Q23) and results for FY 2024 are compared to FY 2023. All earnings per share (EPS) and other ‘per share’ results are per diluted share.)

●	Business Highlights:

○	NRS added 1,800 net new active point-of-sale (POS) terminals, aided by summer seasonal factors, to reach approximately 32,100 at July 31st. Recurring revenue increased 42% to $26.7 million led by a 57% increase in merchant services revenue. Income from operations jumped 252% to $6.0 million, and Adjusted EBITDA increased 195% to $7.1 million;

○	BOSS Money increased remittance transactions by 42% to 5.4 million and revenue by 41% to $31.5 million;

○	net2phone added approximately 12,000 net seats served, to reach approximately 396,000 seats at July 31st. Subscription revenue increased 15% to $20.5 million;

●	IDT Consolidated:

○	Revenue increased 2% to $308.8 million driven by revenue growth at NRS, BOSS Money, net2phone and IDT Digital Payments.

○	Gross profit increased 13% to $102.2 million and gross profit margin increased 320 bps to 33.1% - both record levels, driven by the rapid expansion of IDT’s high-margin businesses;

○	Income from operations increased 68% to $20.1 million;

○	Net income attributable to IDT increased 362% to $36.8 million from $8.0 million, including the positive impact of an income tax benefit in 4Q24 of $23.6 million;

○	GAAP EPS increased to $1.45 from $0.31;

○	Non-GAAP EPS** increased to $0.57 from $0.36;

○	Consolidated Adjusted EBITDA increased 40% to $25.2 million, the highest level of quarterly Adjusted EBITDA in IDT’s history;

○	Repurchased 94,314 shares of IDT Class B common stock in market transactions for $3.4 million.

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FISCAL YEAR 2024 HIGHLIGHTS

●	Business Highlights:

○	NRS added approximately 6,400 net new active terminals and increased recurring revenue 36% to $96.9 million. Income from operations increased 50% to $21.6 million and Adjusted EBITDA increased 49% to $25.0 million;

○	BOSS Money increased transaction volume 41% to 18.34 million and increased revenue 41% to $108.3 million;

○	net2phone increased subscription revenue 17% to $78.4 million;

●	IDT Consolidated:

○	Revenue decreased 3% to $1,205.8 million due to declines in IDT’s Traditional Communications segment revenues that were in line with expectations;

○	Gross profit increased 9% to $390.2 million and gross profit margin increased 360 bps to 32.4%, both all-time, full fiscal year record levels;

○	Income from operations increased 7% to $64.8 million;

○	Net income attributable to IDT increased 59% to $64.5 million, including the positive impact of an income tax benefit of $23.6 million;

○	GAAP EPS increased to $2.54 from $1.58;

○	Non-GAAP EPS increased to $1.95 from $1.86;

○	Adjusted EBITDA increased 4% to $89.7 million, the highest level in IDT’s history;

○	Repurchased 298,421 shares of IDT Class B common stock in market transactions for $9.1 million.

REMARKS BY SHMUEL JONAS, CEO

“IDT delivered a strong fourth quarter highlighted by record Adjusted EBITDA to cap off our 2024 fiscal year. NRS, BOSS Money and net2phone all performed well, while our Traditional Communications segment businesses delivered solid cash flows.

“At NRS, we continued to make good progress on our strategic priorities - expanding our customer base in the large independent retailer market, increasing the penetration of NRS Pay, developing point of sale solutions for new verticals, building out our advertising tech and deploying hundreds of screens in new locations outside of our independent retail market – all while significantly increasing profitability.

“At BOSS Money, we again achieved year-over-year transaction volume and revenue growth of over 40% during the fourth quarter. BOSS Money’s economics continue to improve as the business scales, which enabled our Fintech segment to achieve its first quarter of positive cash-flow generation.

“net2phone is steadily building its customer base - again adding approximately twelve thousand net new seats including two thousand CCaaS seats in the fourth quarter– while also doing a good job of controlling costs. As a result, net2phone’s Adjusted EBTIDA margin more than doubled compared to the year ago quarter. We are focused on further improving net2phone’s bottom line through continued volume growth and increasing revenue per user – driven by expansion of our higher-revenue, higher-margin CCaaS offering and by migrating customers to premium plans and features, including plans with new AI-powered functionalities.

“In our Traditional Communications segment, we significantly improved the economics of our business, and began to see the expected payoff from cost reduction initiatives we implemented throughout fiscal year 2024. In fiscal 2025, we will continue to pursue opportunities to improve the performance of our business and lower costs while maximizing cash-flows and reinvesting in customer acquisition.

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“IDT enters fiscal 2025 with strong momentum. NRS, BOSS Money and ne2phone are all profitable and each has a long growth runway. In the year ahead, we will drive their continued expansion and invest in new, exciting growth initiatives that leverage our strategic assets and expertise.

“We remain committed to maximizing the cash generation from each of our segments, building dynamic businesses for long term value creation, and returning value to our stockholders through our investments in new initiatives, share buybacks and dividends.”

CONSOLIDATED RESULTS

IDT Consolidated Results

($ in millions, except gross profit margin and EPS)

	4Q24	4Q23	4Q24-4Q23 (% Δ)	FY24	FY23	FY24-FY23 (% Δ)
Revenue	$308.8	$303.88	+1.7%	$1,205.8	$1,238.9	(2.7)%
Gross profit	$102.2	$90.7	+12.7%	$390.2	$357.2	+9.2%
Gross profit margin	33.1%	29.9%	+320 bps	32.4%	28.8%	+360 bps
Technology & development	$12.6	$12.1	+3.8%	$50.6	$48.0	+5.3%
SG&A	$69.5	$65.7	+5.8%	$270.2	$243.2	+11.1%
Income from operations	$20.1	$12.0	+68.4%	$64.8	$60.7	+6.6%
Net income attributable to IDT	$42.0	$8.0	+426.3%	$69.6	$40.5	+71.9%
Adjusted EBITDA	$25.2	$18.1	+39.5%	$89.7	$86.2	+4.1%
GAAP EPS (diluted)	$1.45	$0.31	+$1.14	$2.54	$1.58	+$0.96
Non-GAAP EPS (diluted)	$0.57	$0.36	+$0.21	$1.95	$1.86	+$0.09

FOURTH QUARTER & FISCAL YEAR 2024 RESULTS BY SEGMENT

Fiscal Quarters	NRS			Fintech			net2phone			Traditional Communications
(in millions)	4Q24	4Q23	(%Δ)	4Q24	4Q23	(%Δ)	4Q24	4Q23	(%Δ)	4Q24	4Q23	(%Δ)
Revenue	$28.2	$19.9	+42%	$34.6	$24.6	+41%	$21.4	$19.3	+11%	$224.6	$240.0	(6)%
Direct cost of revenue	$2.1	$2.7	(22)%	$15.5	$11.0	+41%	$4.5	$4.0	+12%	$184.5	$195.4	(6)%
Gross profit	$26.1	$17.2	+52%	$19.1	$13.6	+40%	$16.8	$15.2	+11%	$40.1	$44.7	(10)%
Gross profit margin	92.6%	86.6%	+600 bps	55.2%	55.3%	(10) bps	78.8%	79.0%	(20) bps	17.9%	18.6%	(70) bps
Technology & development	$1.8	$1.5	+19%	$2.4	$2.0	+23%	$2.8	$2.5	+11%	$5.5	$6.1	(10)%
SG&A expense	$18.2	$14.0	+29%	$15.9	$13.6	+17%	$13.1	$13.2	(1)%	$20.2	$22.3	(10)%
Income (loss) from operations	$6.0	$1.7	+252%	$2.5	$(1.9)	na	$0.8	$(0.7)	na	$13.9	$14.1	(1)%
Adjusted EBITDA	$7.1	$2.4	+195%	$1.5	$(1.2)	na	$2.5	$0.9	+170%	$16.3	$18.6	(12)%

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Fiscal Years	NRS			Fintech			net2phone			Traditional Communications
(in millions)	FY24	FY23	(%Δ)	FY24	FY23	(%Δ)	FY24	FY23	(%Δ)	FY24	FY23	(%Δ)
Revenue	$103.1	$77.1	+34%	$120.7	$86.6	+39%	$82.3	$72.4	+14%	$899.6	$1,002.7	$(10)%
Direct cost of revenue	$11.6	$10.7	+8%	$53.4	$36.6	+46%	$17.2	$15.3	+13%	$733.4	$819.0	(11)%
Gross profit	$91.5	$66.4	+38%	$67.3	$50.0	+35%	$65.1	$57.1	+14%	$166.2	$183.7	(10)%
Gross profit margin	88.7%	86.1%	+260 bps	55.8%	57.7%	(190) pbs	79.1%	78.9%	+20 bps	18.5%	18.3%	+20 bps
Technology & development	$7.1	$5.0	+43%	$9.5	$7.3	+31%	$10.8	$10.0	+8%	$23.2	$25.8	(10)%
SG&A expense	$62.7	$47.0	+33%	$59.6	$47.2	+26%	$52.6	$49.7	+6%	$84.9	$89.9	(6)%
Income (loss) from operations	$21.6	$14.4	+50%	$(0.1)	$(2.5)	na	$1.7	$(2.8)	na	$56.4	$61.3	(8)%
Adjusted EBITDA	$25.0	$16.8	+49%	$1.1	$(1.8)	na	$7.9	$3.0	+158%	$66.3	$77.5	(14)%

National Retail Solutions (NRS)

During 4Q24 and 4Q23, the NRS segment contributed 9.1% and 6.6% of IDT’s consolidated revenue, respectively. For FY 2024 and FY 2023, the corresponding contributions were 8.6% and 6.2%, respectively.

National Retail Solutions (NRS)

(Terminals and accounts at end of period. $ in millions, except for revenue per terminal)

	4Q24	3Q24	4Q23	4Q24-4Q23 (% Δ)	FY24	FY23	FY24-FY23 (% Δ)
Terminals and payment processing accounts
Active POS terminals	32,100	30,300	25,700	+25%
Payment processing accounts	21,300	19,500	15,800	+35%

Recurring revenue
Merchant Services & Other	$16.2	$14.4	$10.3	+57%	$54.5	$32.8	+66%
Advertising and Data	$7.4	$6.7	$6.2	+19%	$31.2	$30.6	+2%
SaaS Fees	$3.1	$2.9	$2.3	+34%	$11.2	$8.0	+39%
Total recurring revenue	$26.7	$24.0	$18.8	+42%	$96.9	$71.4	+36%
POS Terminal Sales	$1.6	$1.8	$1.1	+41%	$6.3	$5.7	+10%
Total revenue	$28.2	$25.7	$19.9	+42%	$103.1	$77.1	+34%

Monthly average recurring revenue per terminal*	$285	$271	$253	+13%	$279	$264	+6%

Gross profit	$26.1	$22.1	$17.2	+52%	$91.5	$66.4	+38%
Gross profit margin	93%	86%	87%	+600 bps	89%	86%	+260 bps
Technology & development	$1.8	$1.7	$1.5	+19%	$7.1	$5.0	+43%
SG&A	$18.2	$15.7	$14.0	+29%	$62.7	$47.0	+33%
Income from operations	$6.0	$4.8	$1.7	+252%	$21.6	$14.4	+50%
Adjusted EBITDA	$7.1	$5.6	$2.4	+195%	$25.0	$16.8	+49%

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NRS Take-Aways / Updates:

●	During 4Q24, NRS added approximately 1,800 net active terminals – inclusive of the addition of several hundred terminals at summer seasonal businesses. During FY 2024, NRS added approximately 6,400 net active terminals.

●	During 4Q24, NRS added approximately 1,900 net payment processing accounts, also inclusive of seasonal businesses. During FY 2024, NRS added approximately 5,600 net payment processing accounts.

●	The increase in Merchant Services & Other revenue (+57% in 4Q24, +66% in FY 2024) was driven by the increase in NRS Pay accounts and a robust increase in average revenue per NRS pay account.

Fintech

During 4Q24 and 4Q23, the Fintech segment contributed 11.2% and 8.1% of IDT’s consolidated revenue, respectively. For FY 2024 and FY 2023, the corresponding contributions were 10.0% and 7.0%, respectively.

Fintech (Transactions in millions. $ in millions except for revenue per transaction)

	4Q24	3Q24	4Q23	4Q24-4Q23 (% Δ, $)	FY24	FY23	FY24-FY23 (% Δ, $)
BOSS Money Transactions	5.4	4.7	3.8	+42%	18.3	13.0	+41%

Fintech Revenue
BOSS Money	$31.5	$27.6	$22.3	+41%	$108.3	$76.9	+41%
Other	$3.2	$3.9	$2.3	+37%	$12.4	$9.7	+28%
Total Revenue	$34.6	$31.5	$24.6	+41%	$120.7	$86.6	+39%

Average revenue per transaction*	$5.84	$5.84	$5.87	(0.7)%	$5.91	$5.93	(0.3)%

Gross profit	$19.1	$17.3	$13.6	+40%	$67.3	$50.0	+35%
Gross profit margin	55.2%	54.9%	55.3%	(10) bps	55.8%	57.7%	(190) bps
Technology & development	$2.4	$2.5	$2.0	+23%	$9.5	$7.3	+31%
SG&A	$15.9	$15.3	$13.6	+17%	$59.6	$47.2	+26%
Income (loss) from operations	$2.5	$(0.6)	$(1.9)	+$4.5	$(0.1)	$(2.5)	+$2.4
Adjusted EBITDA	$1.5	$0.2	$(1.2)	+$2.7	$1.1	$(1.8)	+$2.8

Fintech Take-Aways:

●	The 42% increase in BOSS Money transactions in 4Q24 included both a 42% increase in digital transactions and a 41% increase in retail transactions, the latter being driven by the expansion of the BOSS Money retail agent network and enhancements to the retailer portal. In FY 2024, transactions increased 41% including a 46% increase in retail transactions and a 40% increase in digital transactions.

●	BOSS Money revenue increased 41% in both 4Q24 and in FY 2024 driven primarily by cross-marketing within the larger BOSS ecosystem and expansion of the retail agent network.

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●	Fintech’s income from operations of $2.5 million in 4Q24 included a gain of $1.8 million from the write-off of a contingent consideration payment obligation related to an acquisition in a prior period. Fintech’s loss from operations in FY 2024 and FY 2023 included gains of $1.8 million and $1.6 million, respectively, from the write-off of contingent consideration payment obligations.

●	Fintech Adjusted EBITDA increased by $2.7 million and $2.8 million in 4Q24 and FY 2024, respectively, driven by BOSS Money revenue growth, combined with improved operating leverage as the business continues to scale.

net2phone

During 4Q24 and 4Q23, the net2phone segment contributed 6.9% and 6.3% of IDT’s consolidated revenue, respectively. For FY 2024 and FY 2023, the corresponding contributions were 6.8% and 5.8%, respectively.

net2phone (Seats in thousands at end of period. $ in millions)

	4Q24	3Q24	4Q23	4Q24-4Q23 (% Δ, $)	FY24	FY23	FY24-FY23 (% Δ, $)
Seats	396	384	352	+13%

Revenue
Subscription revenue	$20.5	$20.0	$17.9	+15%	$78.4	$66.8	+17%
Other revenue	$0.9	$0.6	$1.4	(38)%	$4.0	$5.6	(29)%
Total Revenue	$21.4	$20.7	$19.3	+11%	$82.3	$72.4	+14%

Gross profit	$16.8	$16.4	$15.2	+11%	$65.1	$57.1	+14%
Gross profit margin	78.8%	79.2%	79.0%	(20) bps	79.1%	78.9%	+20 bps
Technology & development	$2.8	$2.8	$2.5	11%	$10.8	$10.0	+8%
SG&A	$13.1	$13.0	$13.2	(1)%	$52.6	$49.7	+6%
Income (loss) from operations	$0.8	$0.5	$(0.7)	+$1.6	$1.7	$(2.8)	+$4.4
Adjusted EBITDA	$2.5	$2.1	$0.9	+$1.5	$7.9	$3.0	+$4.8

net2phone Take-Aways:

●	In 4Q24, net2phone increased seats served by 13% year over year powered by continued expansion in key markets led primarily by the U.S., Brazil, and Mexico.

●	In 4Q24, subscription revenue increased 15% year-over-year driven by the increase in seats served. Additionally, subscription revenue per seat* increased by 2%.

●	In FY 2024, subscription revenue increased 17% compared to FY 2023. Subscription revenue per seat increased by 4%.

●	In 4Q24, net2phone’s operating margin* increased to +4% from (4)% in 4Q23, and Adjusted EBITDA margin* increased to 11% from 5% in 4Q23. In FY 2024, net2phone’s operating margin increased to +2% from (4)% in FY 2023, and Adjusted EBITDA margin increased to 10% from 4% in FY 2023.

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Traditional Communications

During 4Q24 and 4Q23, the Traditional Communications segment contributed 72.7% and 79.0% of IDT’s consolidated revenue, respectively. For FY 2024 and FY 2023, the corresponding contributions were 74.6% and 81.0%, respectively.

Traditional Communications ($ in millions)

	4Q24	3Q24	4Q23	4Q24-4Q23 (% Δ)	FY24	FY23	FY24-FY23 (% Δ)
Revenue
IDT Digital Payments	$106.1	$101.6	$100.8	+5%	$407.4	$417.1	(2)%
BOSS Revolution	$62.2	$63.2	$75.4	(18)%	$263.2	$322.1	(18)%
IDT Global	$50.3	$50.1	$55.6	(10)%	$201.1	$230.3	(13)%
Other	$6.0	$6.9	$8.2	(27)%	$27.8	$33.3	(16)%
Total Revenue	$224.6	$221.7	$240.0	(6)%	$899.6	$1,002.7	(10)%

Gross profit	$40.1	$41.2	$44.7	(10)%	$166.2	$183.7	(10)%
Gross profit margin	17.9%	18.6%	18.6%	(70) bps	18.5%	18.3%	+20 bps
Technology & development	$5.5	$5.6	$6.1	(10)%	$23.2	$25.8	(10)%
SG&A	$20.2	$22.7	$22.3	(10)%	$84.9	$89.9	(6)%
Income from operations	$13.9	$12.5	$14.1	(1)%	$56.4	$61.3	(8)%
Adjusted EBITDA	$16.3	$14.9	$18.6	(12)%	$66.3	$77.5	(14)%

Take-Aways:

●	The year-over-year and sequential increases in IDT Digital Payments’ 4Q24 revenue largely reflect improved unit economics.

●	IDT Global substantially mitigated the bottom-line impacts of decreasing revenue through a traffic mix shift to higher margin routes;

●	The sequential increases in income from operations and Adjusted EBITDA were driven by both improved unit economics at IDT Digital Payments and decreases in SG&A and Technology & Development expenses following significant cost cutting and streamlining initiatives undertaken earlier in FY 2024.

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense was $2.2 million in 4Q24 compared to $2.6 million in 4Q23. In FY 2024, corporate G&A expense totaled $10.5 million compared to $9.3 million a year earlier.

As of July 31, 2024, IDT held $193.0 million in cash, cash equivalents, debt securities, and current equity investments. Current assets totaled $422.5 million and current liabilities totaled $279.3 million. IDT had no outstanding debt at the fiscal year end.

Net cash provided by operating activities in 4Q24 increased to $28.9 million from $25.4 million in 4Q23. Exclusive of changes in customer deposit balances at IDT’s Gibraltar-based bank, net cash provided by operating activities in 4Q24 increased to $31.9 million compared to $27.1 million in 4Q23.

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In FY 2024, net cash provided by operating activities increased to $78.2 million from $54.1 million in FY 2023. Exclusive of changes in customer deposit balances at IDT’s Gibraltar-based bank, net cash provided by operating activities in FY 2024 increased to $81.6 million from $58.3 million in FY 2023.

Capital expenditures decreased to $5.3 million in 4Q24 from $5.9 million in 4Q23. Capital expenditures decreased to $18.9 million in FY 2024 from $22.0 million in FY 2023.

DIVIDEND

IDT paid a quarterly dividend of $0.05 on its Class A and Class B Common stock on October 7th to stockholders of record as of the close of business on September 30th.

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and provide the following access code: 126998).

A replay of the conference call will be available approximately three hours after the call concludes through October 22, 2024. To access the call replay, dial 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and provide this replay passcode: 51021. The replay will also be accessible via streaming audio at the IDT investor relations website.

NOTES

*NRS revenue refers to recurring revenue. net2phone revenue refers to subscription revenue. See ‘Explanation of Key Performance Metrics’ at the end of this release.

**Adjusted EBITDA and Non-GAAP EPS are Non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures later in this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measures.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications solutions through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; BOSS Money facilitates innovative international remittances and fintech payments solutions; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; IDT Digital Payments and the BOSS Revolution calling service make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

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IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

July 31 (in thousands, except per share data)	2024 (Unaudited)	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,557	$103,637
Restricted cash and cash equivalents	90,899	95,186
Debt securities	23,438	42,414
Equity investments	5,009	6,198
Trade accounts receivable, net of allowance for credit losses of $6,352 at July 31, 2024 and allowance for doubtful accounts of $5,642 at July 31, 2023	42,215	32,092
Settlement assets, net of reserve of $1,866 and $1,143 at July 31, 2024 and 2023, respectively	22,186	32,396
Disbursement prefunding	30,736	30,113
Prepaid expenses	17,558	16,638
Other current assets	25,927	28,394
TOTAL CURRENT ASSETS	422,525	387,068
Property, plant, and equipment, net	38,652	38,655
Goodwill	26,288	26,457
Other intangibles, net	6,285	8,196
Equity investments	6,518	9,874
Operating lease right-of-use assets	3,273	5,540
Deferred income tax assets, net	35,008	24,101
Other assets	11,546	10,919
TOTAL ASSETS	$550,095	$510,810
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$24,773	$22,231
Accrued expenses	103,176	110,796
Deferred revenue	30,364	35,343
Customer deposits	83,003	86,481
Settlement liabilities	21,654	21,495
Other current liabilities	16,374	17,761
TOTAL CURRENT LIABILITIES	279,344	294,107
Operating lease liabilities	1,533	2,881
Other liabilities	2,662	3,354
TOTAL LIABILITIES	283,539	300,342
Commitments and contingencies
Redeemable noncontrolling interest	10,901	10,472
EQUITY:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at July 31, 2024 and 2023	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,177 and 27,851 shares issued and 23,684 and 23,699 shares outstanding at July 31, 2024 and 2023, respectively	282	279
Additional paid-in capital	303,510	301,408
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,493 and 4,152 shares of Class B common stock at July 31, 2024 and 2023, respectively	(126,080)	(115,461)
Accumulated other comprehensive loss	(18,142)	(17,192)
Retained earnings	86,580	24,662
Total IDT Corporation stockholders’ equity	246,183	193,729
Noncontrolling interests	9,472	6,267
TOTAL EQUITY	255,655	199,996
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY	$550,095	$510,810

9

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Year ended July 31 (in thousands, except per share data)	2024 (Unaudited)	2023	2022
REVENUES	$1,205,778	$1,238,854	$1,364,057
DIRECT COST OF REVENUES	815,621	881,614	1,039,059
GROSS PROFIT	390,157	357,240	324,998
OPERATING EXPENSES:
Selling, general and administrative (i)	270,207	243,159	216,922
Technology and development (i)	50,554	47,988	47,045
Severance	1,698	935	116
Other operating expense, net	2,945	4,415	826
TOTAL OPERATING EXPENSES	325,404	296,497	264,909
Income from operations	64,753	60,743	60,089
Interest income, net	4,769	3,147	146
Other expense, net	(7,612)	(3,083)	(25,352)
Income before income taxes	61,910	60,807	34,883
Benefit from (provision for) income taxes	6,354	(16,441)	(5,878)
NET INCOME	68,264	44,366	29,005
Net income attributable to noncontrolling interests	(3,810)	(3,874)	(1,977)
NET INCOME ATTRIBUTABLE TO IDT CORPORATION	$64,454	$40,492	$27,028

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$2.55	$1.59	$1.05
Diluted	$2.54	$1.58	$1.03

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,241	25,517	25,791
Diluted	25,398	25,577	26,356

(i) Stock-based compensation included in:
Selling, general and administrative expense	$7,015	$3,913	$1,871
Technology and development expense	$382	$605	$59

10

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2024 (Unaudited)	2023	2022
OPERATING ACTIVITIES
Net income	$68,264	$44,366	$29,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,351	20,136	18,115
Deferred income taxes	(10,907)	12,601	4,801
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets	4,390	2,198	2,330
Net unrealized loss from marketable securities	1,435	3,368	18,960
Stock-based compensation	7,397	4,518	1,930
Other	3,144	3,175	3,379
Changes in assets and liabilities:
Trade accounts receivable	(12,701)	4,726	(8,279)
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets	12,735	(17,503)	(21,046)
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	(7,459)	(17,216)	(1,110)
Customer deposits at IDT Financial Services Limited (Gibraltar-based bank)	(3,442)	(4,200)	(15,966)
Deferred revenue	(5,016)	(2,029)	(2,712)
Net cash provided by operating activities	78,191	54,140	29,407
INVESTING ACTIVITIES
Capital expenditures	(18,922)	(21,958)	(21,879)
Payments for acquisitions, net of cash acquired	—	—	(7,552)
Purchase of convertible preferred stock in equity method investment	(2,017)	(840)	(1,051)
Purchases of debt securities and equity investments	(29,921)	(59,872)	(24,454)
Proceeds from maturities and sales of debt securities and redemption of equity investments	50,112	49,211	21,157
Net cash used in investing activities	(748)	(33,459)	(33,779)
FINANCING ACTIVITIES
Dividends paid	(2,536)	—	—
Distributions to noncontrolling interests	(112)	(348)	(514)
Proceeds from notes payable	—	300	2,301
Repayment of notes payable	—	(2,037)	(1,319)
Proceeds from sale of redeemable equity in subsidiary	—	—	10,000
Proceeds from borrowings under revolving credit facility	32,864	27,383	2,566
Repayments of borrowings under revolving credit facility	(32,864)	(27,383)	(2,566)
Purchase of restricted shares of net2phone and National Retail Solutions common stock	(4,131)	—	—
Proceeds from exercise of stock options	172	172	137
Repurchases of Class B common stock	(10,619)	(13,896)	(26,222)
Net cash used in financing activities	(17,226)	(15,809)	(15,617)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	(3,584)	4,389	(17,365)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	56,633	9,261	(37,354)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of year	198,823	189,562	226,916
Cash, cash equivalents, and restricted cash and cash equivalents at end of year	$255,456	$198,823	$189,562
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$429	$536	$461
Cash payments made for income taxes	$527	$777	$109
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Value of the Company’s Class B common stock exchanged for National Retail Solutions shares	$6,696	$—	$—
Conversion of equity method investment’s secured promissory notes into convertible preferred stock	$—	$4,038	$—
Shares of the Company’s Class B common stock issued to certain executive officers for bonus payments	$1,494	$615	$—
Liabilities incurred for acquisitions	$—	$—	$7,849
Shares of the Company’s Class B common stock issued for business acquisitions	$100	$100	$1,000
Cashless exercise of stock options in exchange for shares of the Company’s Class B common stock	$—	$—	$14,930

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*Explanation of Key Performance Metrics

NRS’ recurring revenue is calculated by subtracting NRS’ revenue from POS terminal sales from its revenue in accordance with generally accepted accounting principles in the United States of America (GAAP). NRS’ Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money’s Average Revenue per Transaction is calculated by dividing BOSS Money’s revenue in accordance with GAAP by the number of transactions during the period. Average Revenue per Transaction is useful for comparisons of BOSS Money’s revenue per transaction to prior periods and to competitors and others in the market, as well as for forecasting future revenue based on transaction trends.

net2phone’s subscription revenue is calculated by subtracting net2phone’s equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil from its revenue in accordance with GAAP. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

net2phone’s subscription revenue per seat is calculated by dividing net2phone’s subscription revenue, as defined in the preceding paragraph, by the average number of seats served during the period. The average number of seats served is calculated by adding the beginning and ending number of seats served and dividing by two. Subscription revenue per seat is the amount of revenue generated by each seat sold during the period. It provides a basis for pricing seat-based services, as well as for comparing performance in past periods and projecting future revenue, and for comparing the value of each seat served to competitors.

net2phone’s operating margin is calculated by dividing GAAP income from operations by GAAP revenue for the period indicated. Operating margin measures the percentage that each dollar of revenue contributes to profitability. Operating margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future income from operations levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

net2phone’s Adjusted EBITDA margin is calculated by dividing net2phone’s Adjusted EBITDA, a Non-GAAP measure, by net2phone’s GAAP revenue for the comparable quarter or period. Adjusted EBITDA margin measures the percentage that each dollar of revenue contributes to profitability before interest, taxes, depreciation and amortization, and other adjustments as described below in the Reconciliation of Non-GAAP Financial Measures. net2phone’s Adjusted EBITDA margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future Adjusted EBITDA levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

12

**Reconciliation of Non-GAAP Financial Measures for the Fourth Quarter and Full Fiscal Years 2024 and 2023

In addition to disclosing financial results that are determined in accordance with GAAP, IDT also disclosed for 4Q24, 3Q24, 4Q23, and the full fiscal years 2024 and 2023, Adjusted EBITDA and non-GAAP earnings per diluted share (EPS). Adjusted EBITDA and Non-GAAP EPS are Non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. The following explains these terms and their respective reconciliations to the most directly comparable GAAP measures

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2024 and fiscal 2023 periods.

Management believes that IDT’s Adjusted EBITDA and non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating (expense) gain, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Other operating (expense) gain, net includes, among other items, legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action, gains from the write-off of contingent consideration liabilities, and expense for the indemnification of a cable telephony customer related to a legal settlement. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

13

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

In 4Q24, because of the completion of an Internal Revenue Code Section 382 study related to net2phone, IDT recorded an income tax benefit of $23.6 million. This income tax benefit was excluded from IDT’s non-GAAP EPS because it is not related to the results of IDT’s core operations.

Adjusted EBITDA and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, and (b) for non-GAAP EPS, diluted earnings per share.

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2024 (4Q24)
Net income attributable to IDT Corporation	$36.8
Adjustments:
Net income attributable to noncontrolling interests	0.9
Net income	37.7
Benefit from income taxes	(17.3)
Income before income taxes	20.4
Interest income, net	(1.6)
Other expense, net	1.3
Income (loss) from operations	20.1	$13.9	$0.8	$6.0	$2.5	$(3.2)
Depreciation and amortization	5.1	1.9	1.6	0.9	0.7	-
Severance	-	0.3	-	-	-	(0.3)
Other operating (gains) expense, net	(0.1)	0.2	-	0.2	(1.8)	1.3
Adjusted EBITDA	$25.2	$16.3	$2.5	$7.1	$1.5	$(2.2)

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	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2024 (3Q24)
Net income attributable to IDT Corporation	$5.6
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	6.3
Provision for income taxes	3.0
Income before income taxes	9.3
Interest income, net	(1.2)
Other expense, net	3.3
Income (loss) from operations	11.4	$12.5	$0.5	$4.8	$(0.6)	$(5.7)
Depreciation and amortization	5.1	2.0	1.6	0.8	0.7	-
Severance	0.8	0.4	0.1	-	-	0.3
Other operating expense, net	3.2	-	-	-	0.1	3.2
Adjusted EBITDA	$20.6	$14.9	$2.1	$5.6	$0.2	$(2.3)

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2023 (4Q23)
Net income attributable to IDT Corporation	$8.0
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	8.8
Provision for income taxes	3.8
Income before income taxes	12.6
Interest income, net	(1.1)
Other expense, net	0.5
Income (loss) from operations	12.0	$14.1	$(0.7)	$1.7	$(1.9)	$(1.2)
Depreciation and amortization	5.1	2.3	1.5	0.7	0.7	-
Severance	0.5	0.4	0.1	-	-	-
Other operating expense, net	0.5	1.8	0.1	-	-	(1.4)
Adjusted EBITDA	$18.1	$18.6	$0.9	$2.4	$(1.2)	$(2.6)

15

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2024 (FY 2024)
Net income attributable to IDT Corporation	$64.5
Adjustments:
Net income attributable to noncontrolling interests	3.8
Net income	68.3
Benefit from income taxes	(6.4)
Income before income taxes	61.9
Interest income, net	(4.8)
Other expense, net	7.6
Income (loss) from operations	64.8	$56.4	$1.7	$21.6	$(0.1)	$(14.9)
Depreciation and amortization	20.4	8.1	6.1	3.2	2.9	0.1
Severance	1.7	1.6	0.1	-	-	-
Other operating expense (gains), net	2.9	0.2	(0.1)	0.2	(1.8)	4.4
Adjusted EBITDA	$89.7	$66.3	$7.9	$25.0	$1.1	$(10.4)

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2023 (FY 2023)
Net income attributable to IDT Corporation	$40.5
Adjustments:
Net income attributable to noncontrolling interests	3.9
Net income	44.4
Provision for income taxes	16.4
Income before income taxes	60.8
Interest income, net	(3.1)
Other expense, net	3.1
Income (loss) from operations	60.7	$61.3	$(2.8)	$14.4	$(2.5)	$(9.7)
Depreciation and amortization	20.1	9.4	5.6	2.4	2.7	0.1
Severance	0.9	0.9	0.1	-	-	-
Other operating expense (gain), net	4.4	5.9	0.1	-	(1.9)	0.3
Adjusted EBITDA	$86.2	$77.5	$3.0	$16.8	$(1.8)	$(9.3)

16

IDT Corporation

Reconciliation of Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	4Q24	3Q24	4Q23	FY 2024	FY 2023

Net income attributable to IDT Corporation	$36.8	$5.6	$8.0	$64.5	$40.5
Adjustments (add) subtract:
Income tax benefit	23.6	-	-	23.6	-
Stock-based compensation	(2.0)	(2.1)	(1.0)	(7.4)	(4.5)
Severance expense	(0.1)	(0.8)	(0.5)	(1.7)	(0.9)
Other operating gain (expense), net	0.1	(3.2)	(0.5)	(2.9)	(4.4)
Total adjustments	21.6	(6.1)	(2.0)	11.6	(9.8)
Income tax effect of total adjustments	(0.6)	(2.0)	(0.7)	(3.4)	(2.6)
	(22.2)	4.1	1.3	(15.0)	7.2
Non-GAAP net income	$14.6	$9.7	$9.3	$49.5	$47.7

Earnings per share:
Basic	$1.46	$0.22	$0.31	$2.55	$1.59
Total adjustments	(0.88)	0.16	0.06	(0.59)	0.28
Non-GAAP - basic	$0.58	$0.38	$0.37	$1.96	$1.87

Weighted-average number of shares used in calculation of basic earnings per share	25.3	25.3	25.4	25.2	25.5

Diluted	$1.45	$0.22	$0.31	$2.54	$1.58
Total adjustments	(0.88)	0.16	0.05	(0.59)	0.28
Non-GAAP - diluted	$0.57	$0.38	$0.36	$1.95	$1.86

Weighted-average number of shares used in calculation of diluted earnings per share	25.4	25.5	25.5	25.4	25.6

# # #

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